EQUITABLE RESOURCES, INC.     Exhibit 3.02




                                  BY-LAWS
                    (Amended through December 16, 1994)

                         EFFECTIVE JANUARY 1, 1995





                                 ARTICLE I

                         MEETINGS OF SHAREHOLDERS


          Section 1.01 All meetings of the shareholders shall be held at the principal office of the Company or such other places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine.
          Section 1.02 An annual meeting of shareholders shall be held in each calendar year at such time and place as the Board of Directors shall determine. If the annual meeting shall not be called and held during such calendar year, any shareholder may call such meeting at any time thereafter.


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          Section 1.03   At each such annual meeting, the
class of Directors then being elected shall be elected to hold office for a term of three (3) years, and until their successors shall have been elected and qualified. All elections of Directors shall be conducted by three (3) Judges of Election, who need not be shareholders, appointed by the Board of Directors. If any such appointees are not present, the vacancy shall be filled by the presiding officer of the meeting. The President of the Company shall preside and the Secretary shall take the minutes at all meetings of the shareholders. In the absence of the President, the Chairman of the Executive Committee shall preside. In the absence of both, the presiding officer shall be designated by the Board of Directors or, if not so designated, by the shareholders of the Company, and if the Secretary is unable to do so, the presiding officer shall designate any person to take the minutes of the meeting.
          Section 1.04 The presence, in person or by proxy, of the holders of a majority of the voting power of all


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shareholders shall constitute a quorum except as otherwise
provided by law or by the Restated Articles of the Company. If a meeting is not organized because a quorum is not present, the shareholders present may adjourn the meeting to such time and place as they may determine, except that any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by a majority of the voting stock present.
          Section 1.05 Shareholders entitled to vote on any matter shall be entitled to one (1) vote for each share of capital stock standing in their respective names upon the books of the Company to be voted by the shareholder in person or by his or her duly authorized proxy or attorney. The validity of every unrevoked proxy shall cease eleven (11) months after the date of its execution unless some other definite period of validity shall be expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date


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of its execution.  All questions shall be decided by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders present and voting (excluding abstentions) are entitled to cast on the matter, unless otherwise expressly provided by law or by the Restated Articles of the Company.
          Section 1.06 Special meetings of shareholders may be called by the Board of Directors, by the President, or by the holders of at least one-fifth (1/5) of all the shares outstanding and entitled to vote thereat.
          Section 1.07 Notice of the annual meeting and of all special meetings of shareholders shall be given by sending a written or printed notice thereof by mail, specifying the place, day, and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be trans-acted, to each shareholder at the address appearing on the books of the Company, or the address supplied by such shareholder to the Company for the purpose of notice, at least five (5) days before the day named for the meeting, unless such shareholders shall waive notice or be in attendance at the meeting.

                                ARTICLE II
                            GENERAL PROVISIONS


          Section 2.01   The principal office of the Company
shall be in the City of Pittsburgh, Pennsylvania, and shall be kept open during business hours every day except
Saturdays, Sundays, and legal holidays, unless otherwise ordered by the Board of Directors or the President.

          Section 2.02 The Company shall have a corporate seal which shall contain within a circle the following words:
"Equitable Resources, Inc., Pittsburgh, Pennsylvania" and in an inner circle the words "Corporate Seal."
          Section 2.03 The fiscal year of the Company shall begin with January 1 and end with December 31 of the same calendar year.
          Section 2.04 The Board of Directors shall fix a time, not more than seventy (70) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for any


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allotment of rights, or the date when any change or
conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of shares.

                                ARTICLE III
                            BOARD OF DIRECTORS


          Section 3.01   Regular meetings of the Board of
Directors shall be held at least six (6) times each year, immediately after the annual meeting of shareholders and at such other times and places as the Board of Directors shall from time to time designate by resolution of the Board.
Notice need not be given of regular meetings of the Board held at the times and places fixed by resolution of the Board.


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          If the Board shall fail to designate the specific
time and place of any regular meeting, such regular meeting shall be held at such time and place as designated by the President and, in such case, oral, telegraphic or written notice shall be duly served or sent or mailed by the Secretary to each Director not less than five (5) days before the meeting.
          Section 3.02 Special meetings may be held at any time upon the call of the President, or the Chairman of the Executive Committee in the absence of the President, at such time and place as he may deem necessary, or by the Secretary at the request of any two (2) members of the Board, by oral, telegraphic or written notice duly served or sent or mailed to each Director not less than twenty-four (24) hours before the meeting.
          Section 3.03 Fifty percent (50%) of the Directors at the time in office shall constitute a quorum for the transaction of business. Vacancies in the Board of Directors, including vacancies resulting from an increase in


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the number of Directors, shall be filled only by a majority vote of the remaining Directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All Directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.
          Section 3.04   One (1) or more Directors may par-

ticipate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all Directors so participating shall be deemed present at the meeting.
          Section 3.05 The full Board of Directors shall consist of not less than five (5) nor more than twelve (12) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the Directors then in office.

          Section 3.06   The Board of Directors may elect one
(1) of its members (who shall not be an officer of the Company during his tenure) as its Chairman, if the By-Laws of the Company do not then provide for the election of a Chairman of the Board who shall be the Chief Executive Officer of the Company. A Chairman so elected shall confer with the President as to the content of agendas for such meetings and shall consult with the President as to matters affecting or relating to the Board of Directors. The Chairman so elected shall serve until the first meeting of the Board following the next annual meeting of the shareholders. The Board shall also fix the annual rate of compensation to be paid to the Chairman in addition to compensation paid to all non-officer members of the Board. The Chairman, or in the absence of the Chairman, the President, shall preside at all meetings of the Board, preserve order, and regulate debate according to the usual parliamentary rules. In the absence of the Chairman or the President, a Chairman pro tem may be appointed by the Board.


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          Section 3.07   Only persons who are nominated in
accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the Company at a meeting of share-

holders may be made by the Board of Directors or by any shareholder of the Company entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 3.07. Such nomi-nations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the day on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs


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first.  Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.


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          The Chairman of the meeting may, if the facts
warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
          Section 3.08 The age limit for Directors of this Company shall be seventy-two (72) and they shall not be eligible for election or re-election after reaching their seventy-second (72nd) birthday; provided, this qualification and limitation shall not apply to Directors holding office on June 12, 1972, the date this By-Law was adopted by the shareholders. No person who is an employee or officer of the Company, except the Chief Executive Officer, shall be eligible to serve as a Director of the Company after he has retired from service as an employee or officer.
          Section 3.09 No Director shall be personally liable for monetary damages as such (except to the extent otherwise provided by law) for any action taken, or any


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failure to take any action, unless such Director has breached or failed to perform the duties of his or her office under Title 42, Chapter 83, Subchapter F of the Pennsylvania Consolidated Statutes (or any successor statute relating to Directors' standard of care and justifiable reliance); and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
          If the Pennsylvania Consolidated Statutes are amended after May 22, 1987, the date this section received shareholder approval, to further eliminate or limit the personal liability of Directors, then a Director shall not be liable, in addition to the circumstances set forth in this section, to the fullest extent permitted by the Pennsylvania Consolidated Statutes, as so amended.
          The provisions of this section shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty, or any failure of performance of duty, by any Director occurring prior to January 27, 1987.



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                                ARTICLE IV
                 INDEMNIFICATION OF DIRECTORS AND OFFICERS


          Section 4.01 Directors, officers, agents, and employees of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, admin-istrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company. The Company may purchase and maintain insurance to protect itself and any such Director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the power to indemnify him or her against such liability by law or under the provisions of this section. The provisions of this section shall be applicable to persons who have ceased to be Directors, officers, agents, and employees and shall inure to the benefit of the heirs, executors, and administrators of persons entitled to indemnity hereunder.

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          Indemnification under this section shall include
the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Company. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Company may enter into contractual agreements with any Director, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this section.
          The provisions of this section shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

                                 ARTICLE V
                            STANDING COMMITTEES


          Section 5.01 The Board of Directors shall have authority to appoint an Executive Committee, a Finance Committee, an Audit Committee, and such other committees as it deems advisable, each to consist of two (2) or more Directors, and from time to time to define the duties and fix the number of members of each committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not con-stituting a quorum, may unanimously appoint another Director or Directors to act at the meeting in the place of any such absent or disqualified member or members.








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                                ARTICLE VI
                                 OFFICERS


          Section 6.01 The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Board of Directors may also choose such Vice Presidents, including one (1) or more Executive Vice Presidents and Senior Vice Presidents, and one
(1) or more Assistant Secretaries and Assistant Treasurers as it may determine.
          Section 6.02 The Board of Directors shall, at the first meeting of the Board after its election, elect the principal officers of the Company, and may elect additional officers at that or any subsequent meeting. All officers elected by the Board of Directors shall hold office at the pleasure of the Board.
          Section 6.03 At the discretion of the Board of Directors, any two (2) of the offices mentioned in Section
6.01 hereof may be held by the same person except the offices of President and Secretary.

          Section 6.04 The salaries of all officers of the Company, other than Assistant Secretaries and Assistant Treasurers, shall be fixed by the Board of Directors.
          Section 6.05 The officers of the Company shall hold office until the next annual meeting of the Board and until their successors are chosen and qualify in their stead or until their earlier resignation or removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                                 PRESIDENT


          Section 6.06   The President shall be the Chief
Executive Officer of the Company; shall preside at all meetings of the shareholders and at all meetings of the Board of Directors; shall have general and active management of the


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business of the Company; and shall see that all orders and
resolutions of the Board of Directors are carried into effect. In addition to any specific powers conferred upon the President by these By-Laws, he shall have and exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                 SECRETARY


          Section 6.07 The Secretary shall attend all meetings of the shareholders and Board of Directors; shall record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of the Board, if so designated by the Board. The Secretary shall keep in safe custody the seal of the Company and when authorized by the Board of Directors, affix the seal of the Company to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall have custody of all


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contracts, leases, assignments, and all other valuable
instruments unless the Board of Directors or the President shall otherwise direct. The Secretary shall give, or cause to be given, notice of all annual meetings of the shareholders and any other meetings of the shareholders and, when required, notice of the meetings of the Board of Directors; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as may be prescribed by the Board of Directors or the President.
          Section 6.08   The Board of Directors may elect one
(1) or more Assistant Secretaries who shall perform the duties of the Secretary in the event of the Secretary's absence or inability to act, as well as such other duties as the Board of Directors, the President, or the Secretary may from time to time designate.






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                                 TREASURER


          Section 6.09 The Treasurer shall have charge of all moneys and securities belonging to the Company subject to the direction and control of the Board of Directors. The Treasurer shall deposit all moneys received by the Company in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Directors shall designate; and for that purpose the Treasurer shall have power to endorse for collection or payment all checks or other negotiable instruments drawn payable to the Treasurer's order or to the order of the Company. The Treasurer shall disburse the moneys of the Company upon properly drawn checks which shall bear the signature of the Treasurer or of any Assistant Treasurer or of the Cashier (who shall be appointed by the Assistant Treasurer with the approval of the Treasurer). All checks shall be covered by vouchers which shall be certified by the Controller or the Auditor of Disbursements or such other employee of the Company (other than the Cashier) as may be designated by the Treasurer from


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time to time.  The Treasurer may create, from time to time, such special imprest funds as may, in the Treasurer's discretion, be deemed advisable and necessary, and may open accounts with such bank or banks as may be deemed advisable for the deposit therein of such special imprest funds, and may authorize disbursements therefrom by checks drawn against such accounts by the Treasurer, any Assistant Treasurer, or such other employee of the Company as may be designated by the Treasurer from time to time. The Treasurer shall perform such other duties as may be assigned from time to time by the Board of Directors, the President or the Chief Financial Officer.
          Section 6.10 No notes or similar obligations shall be made except jointly by the President or the Chief Financial Officer and the Treasurer or an Assistant Treasurer, except as otherwise authorized by the Board of Directors.
          Section 6.11   The Board of Directors may elect one
(1) or more Assistant Treasurers who shall perform the duties


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of the Treasurer in the event of the Treasurer's absence or inability to act, as well as such other duties as the Board of Directors, the President, the Chief Financial Officer or the Treasurer may from time to time designate.

                              VICE PRESIDENTS


          Section 6.12 Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or the President as their positions are established or changed. During the absence or inability of the President to serve, an Executive Vice President or Senior Vice President so designated by the Board of Directors shall have all the powers and perform the duties of the President.

                                  GENERAL


          Section 6.13 Fidelity bond coverage shall be obtained on such officers and employees of the Company, and of such type and in such amounts as may, in the discretion of the Board of Directors, be deemed proper and advisable.

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                                ARTICLE VII
                           CERTIFICATES OF STOCK


          Section 7.01 The shares of the capital stock of the Company shall be represented by certificates of stock signed by the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal of the Company. Said certificates shall be in such form as the Board of Directors may from time to time prescribe. The Board of Directors may from time to time appoint an incorporated company or companies to act as Transfer Agent and Registrar of the stock certificates of the Company, and in the case of the appointment of such Transfer Agent, the officers of the Company shall sign and seal stock certificates in blank and place them with the transfer books in the custody and control of such Transfer Agent. If any stock certificate is signed by a Transfer Agent or Registrar, the signature of any such officer and the corporate seal upon any such certificate may be a facsimile, engraved or printed.


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          Section 7.02   New certificates for shares of stock
may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions as the Board may from time to time determine.

                               ARTICLE VIII
                                AMENDMENTS


          Section 8.01 (a) The Board of Directors may make, amend, and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein. No By-Law may be made, amended or repealed by the shareholders unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of Directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole


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Board of Directors, in which event (unless otherwise
expressly provided in the Articles or the By-Laws) the affirmative vote of not less than a majority of the votes which all shareholders are entitled to cast thereupon shall be required.
          (b) Unless otherwise provided by a By-Law, by the Restated Articles or by law, any By-Law may be amended, altered or repealed, and new By-Laws may be adopted, by vote of a majority of the Directors present at any regular or special meeting duly convened, but only if notice of the specific sections to be amended, altered, repealed or added is included in the notice of meeting. No provision of the By-Laws shall vest any property or contract right in any shareholder.

                                ARTICLE IX
                       PENNSYLVANIA CORPORATION LAW


          Section 9.01   Subchapter G--Control Share Acquisi-

tions--and Subchapter H--Disgorgement by Certain Controlling
Shareholders Following Attempts to Acquire Control--of Title
15, Chapter 25, of the Pennsylvania Consolidated Statutes, shall not be applicable to the Company.




















(Amended through December 16, 1994)

(Effective January 1, 1995)